UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

MILLENNIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (zip code)

(617) 679-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

                On May 4, 2005, effective immediately, the Company’s Board of Directors approved the following changes to the compensation of the Company’s non-employee directors:

•                  An increase in the annual retainer from $25,000 to $40,000;

•                  Additional annual compensation for the Chairperson of the Audit Committee in the amount of $10,000 and an increase in the additional annual stock option grant for the Chairperson of the Audit Committee from 500 shares to 5,000 shares, and in the case of the 2005 annual stock option grant for the Chairperson of the Audit Committee, one-half of such increase shall be reflected in each of the scheduled June 1, 2005, and July 1, 2005, installments of the annual grant;

•                  Additional annual compensation for the Chairperson of each other Committee in the amount of $5,000 and an increase in the additional annual stock option grant for such Chairpersons from 500 shares to 2,500 shares, and in the case of the 2005 annual stock option grant, one-half of such increase shall be reflected in each of the scheduled June 1, 2005, and July 1, 2005, installments of the annual grant; and

•                  A change in the vesting of annual stock options granted after May 4, 2005, to vest monthly over one year in 12 equal installments instead of vesting monthly over four years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2005	MILLENNIUM PHARMACEUTICALS, INC.
(Registrant)

	By:	/S/ MARSHA H. FANUCCI
Marsha H. Fanucci
Senior Vice President and Chief Financial Officer